UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2005

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 22, 2005, Family Dollar Stores, Inc. (the “Company”) issued a news release with respect to the reporting of sales and earnings for the second quarter ended February 26, 2005, lease related accounting adjustments and other matters relating to the Company’s plans, operations and financial condition.  A copy of the news release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 18, 2005, after consulting with its Audit Committee, the Company concluded that its financial statements for the first quarter of fiscal 2005 and certain prior fiscal years should be restated to correct certain errors relating to accounting for leased properties and therefore should no longer be relied upon. The Company has discussed this restatement with its independent registered public accountant. The Company’s press release announcing the intended restatement of the Company’s historical financial statements is attached hereto as Exhibit 99 and is incorporated herein by reference. The Company does not consider the impact of correcting the previously issued financial statements to be material with respect to any one year.  However, because the cumulative effect of such change, if recorded in the current quarterly period, would be material to that period, the Company believes that a restatement of prior year statements is appropriate.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

99               News Release dated March 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	March 22, 2005	By:	/s/ George R. Mahoney, Jr
George R. Mahoney, Jr.
Executive Vice President-General Counsel

Exhibit Index

Exhibit No.	Item

99	News Release dated March 22, 2005